                                                                   Exhibit 10.19

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                                CREDIT AGREEMENT





                          FAMILY LENDING SERVICES, INC.



                                   as Borrower




                                  GUARANTY BANK

                                    as Lender


                                   $30,000,000





                                December 26, 2002


================================================================================

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
ARTICLE I    GENERAL TERMS                                                                   1
             Section 1.1    Certain Definitions ...........................................  1
             Section 1.2    Exhibits and Schedules ........................................ 16
             Section 1.3    Calculations and Determinations ............................... 16

ARTICLE II   AMOUNT AND TERMS OF LOANS .................................................... 17
             Section 2.1    Commitment and Loans .......................................... 17
             Section 2.2    Promissory Note; Interest on the Note ......................... 17
             Section 2.3    Notice and Manner of Obtaining Loans .......................... 17
             Section 2.4    Fees .......................................................... 17
             Section 2.5    Mandatory Repayments .......................................... 18
             Section 2.6    Payments to Lender ............................................ 18
             Section 2.7    Increased Cost and Reduced Return ............................. 19

ARTICLE III  CONDITIONS PRECEDENT ......................................................... 19
             Section 3.1    Initial Loan .................................................. 19
             Section 3.2    All Loans ..................................................... 20

ARTICLE IV   BORROWER REPRESENTATIONS AND WARRANTIES ...................................... 21
             Section 4.1    Organization and Good Standing ................................ 21
             Section 4.2    Authorization and Power ....................................... 22
             Section 4.3    No Conflicts or Consents ...................................... 22
             Section 4.4    Enforceable Obligations ....................................... 22
             Section 4.5    Priority of Liens ............................................. 22
             Section 4.6    No Liens ...................................................... 22
             Section 4.7    Financial Condition of Borrower ............................... 22
             Section 4.8    Full Disclosure ............................................... 23
             Section 4.9    No Default .................................................... 23
             Section 4.10   No Litigation ................................................. 23
             Section 4.11   Taxes ......................................................... 23
             Section 4.12   Principal Office, etc. ........................................ 23
             Section 4.13   Compliance with ERISA ......................................... 23
             Section 4.14   Subsidiaries .................................................. 23
             Section 4.15   Indebtedness .................................................. 24
             Section 4.16   Permits, Patents, Trademarks, etc. ............................ 24
             Section 4.17   Status Under Certain Federal Statutes ......................... 24
             Section 4.18   Securities Act ................................................ 24
             Section 4.19   No Approvals Required ......................................... 24
             Section 4.20   Survival of Representations ................................... 25
             Section 4.21   Individual Mortgage Loans ..................................... 25
             Section 4.22   Environmental Matters ......................................... 26

ARTICLE V      AFFIRMATIVE COVENANTS ..................................................................26
               Section 5.1    Financial Statements and Reports ........................................26
               Section 5.2    Taxes and Other Liens ...................................................28
               Section 5.3    Maintenance .............................................................28
               Section 5.4    Further Assurances ......................................................28
               Section 5.5    Reimbursement of Expenses ...............................................28
               Section 5.6    Insurance ...............................................................29
               Section 5.7    Accounts and Records; Servicing Records .................................29
               Section 5.8    Right of Inspection .....................................................30
               Section 5.9    Notice of Certain Events ................................................30
               Section 5.10   Performance of Certain Obligations and Information Regarding Investors ..30
               Section 5.11   Use of Proceeds; Margin Stock ...........................................30
               Section 5.12   Notice of Default .......................................................31
               Section 5.13   Compliance with Loan Documents ..........................................31
               Section 5.14   Operations and Properties ...............................................31
               Section 5.15   Environmental Matters ...................................................31

ARTICLE VI     NEGATIVE COVENANTS .....................................................................31
               Section 6.1    No Merger; Limitation on Issuance of Securities .........................32
               Section 6.2    Limitation on Indebtedness ..............................................32
               Section 6.3    Fiscal Year, Method of Accounting .......................................32
               Section 6.4    Business ................................................................32
               Section 6.5    Liquidations, Consolidations and Dispositions of Substantial Assets .....32
               Section 6.6    Loans, Advances, and Investments ........................................32
               Section 6.7    Use of Proceeds .........................................................33
               Section 6.8    Actions with Respect to Mortgage Collateral .............................33
               Section 6.9    Transactions with Affiliates ............................................34
               Section 6.10   Liens ...................................................................34
               Section 6.11   ERISA ...................................................................34
               Section 6.12   Change of Principal Office ..............................................34
               Section 6.13   Tangible Net Worth ......................................................34
               Section 6.14   Total Debt to Tangible Net Worth Ratio ..................................34
               Section 6.15   Profitability ...........................................................34
               Section 6.16   Management Fees .........................................................34

ARTICLE VII    EVENTS OF DEFAULT ......................................................................35
               Section 7.1    Nature of Event .........................................................35
               Section 7.2    Default Remedies ........................................................37

ARTICLE VIII   INDEMNIFICATION ........................................................................37
               Section 8.1    Indemnification .........................................................37
               Section 8.2    Limitation of Liability .................................................38

ARTICLE IX   MISCELLANEOUS ............................................... 38
             Section 9.1    Notices ...................................... 38
             Section 9.2    Amendments, Etc. ............................. 39
             Section 9.3    CHOICE OF LAW; VENUE ......................... 39
             Section 9.4    Invalidity ................................... 39
             Section 9.5    Survival of Agreements ....................... 39
             Section 9.6    Renewal, Extension or Rearrangement .......... 40
             Section 9.7    Waivers ...................................... 40
             Section 9.8    Cumulative Rights ............................ 40
             Section 9.9    Limitation on Interest ....................... 40
             Section 9.10   Bank Accounts; Offset ........................ 41
             Section 9.11   Assignments, Participations .................. 41
             Section 9.12   Exhibits ..................................... 42
             Section 9.13   Titles of Articles, Sections and Subsections . 42
             Section 9.14   Confidentiality .............................. 42
             Section 9.15   Counterparts ................................. 42
             Section 9.16   ENTIRE AGREEMENT ............................. 42
             Section 9.17   Termination; Limited Survival ................ 42
             Section 9.18   Joint and Several Liability. ................. 43
             Section 9.19   Disclosures. ................................. 43
             Section 9.20   WAIVER OF JURY TRIAL ......................... 43
             Section 9.21   CONSEQUENTIAL DAMAGES ........................ 43

EXHIBITS

      Exhibit A   --  Form of Note
      Exhibit B   --  Form of Borrowing Request
      Exhibit C   --  Investors
      Exhibit D   --  Subsidiaries
      Exhibit E   --  Certificate Accompanying Financial Statement
      Exhibit F   --  Form of Security Agreement
      Exhibit G   --  Opinion of Borrower's Counsel
      Exhibit H   --  Borrowing Base Certificate

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT is made and entered into as of December 26, 2002, between FAMILY LENDING SERVICES, INC., a Delaware corporation ("Borrower"), and GUARANTY BANK, a federal savings bank ("Lender").

     The parties hereto hereby agree as follows:

                                       I

                                  GENERAL TERMS

     I.1 Certain Definitions. As used in this Agreement, the following terms have the following meanings:

     "Affiliate" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person.

     "Agreement" means this Credit Agreement, as the same may from time to time be amended, supplemented or restated.

     "Agreement to Pledge" means each agreement by Borrower set forth in a Borrowing Request for Wet Mortgage Loans, to deliver Required Mortgage Documents to Lender.

     "Alt A Loan" means a Mortgage Loan that meets the definition of Eligible Mortgage Loan (as defined below) with certain documentation exceptions that have been approved by Lender.

     "Alt A Sublimit" means twenty-five percent (25%) of the Commitment.

     "Borrower" shall have the meaning assigned to such term in the preamble hereof.

     "Borrowing" means a borrowing of a new Loan.

     "Borrowing Base" means at any date all Eligible Mortgage Loans which have been delivered to and held by Lender or otherwise identified as Mortgage Collateral.

     "Borrowing Base Certificate" means a certificate describing the Eligible Mortgage Loans to be included in the Borrowing Base in a form reasonably acceptable to Lender.

     "Borrowing Request" means a request, in the form of Exhibit B, for a Loan pursuant to Article II.

     "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Dallas, Texas. Any Business Day in any way relating to the

Eurodollar Rate must also be a day on which, in the judgment of Lender, significant transactions in dollars are carried out in the interbank Eurocurrency market.

     "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof which mature within ninety (90) days from the date of acquisition, and (ii) time deposits and certificates of deposit, which mature within ninety (90) days from the date of acquisition, of Lender or any other domestic commercial bank having capital and surplus in excess of $200,000,000, which has, or the holding company of which has, a commercial paper rating of at least A-1 or the equivalent thereof by Standard & Poors Corporation or P-1 or the equivalent thereof by Moody's Investors Service, Inc.

     "Change of Control" means Standard Pacific Corporation ceases to own one hundred percent (100%) of the voting power of the voting stock of Borrower.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" has the meaning given to it in the Security Agreement.

     "Collateral Value of the Borrowing Base" means on any day the sum of the Unit Collateral Values of all Eligible Mortgage Loans included in the Borrowing Base on such day as determined by Lender based on information then available to Lender.

     "Commitment" means at any date, the obligation of the Lender to make Loans to Borrower pursuant to Section 2.1 hereof in an aggregate outstanding amount not to exceed at any time $30,000,000.

     "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its consolidated subsidiaries.

     "Debtor Laws" means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar Laws from time to time in effect affecting the rights of creditors generally and general principles of equity.

     "Default" means any of the events specified in Section 7.1 hereof, whether or not any requirement for notice or lapse or time or any other condition has been satisfied.

     "Default Rate" means, at the time in question, with respect to all Obligations, the sum of (i) three percent (3%) per annum, plus (ii) the per annum interest rate otherwise payable in respect of the Obligations; provided that in no event shall the Default Rate ever exceed the Maximum Rate.

     "Dividends" in respect of any corporation, means: (a) cash distributions or any other distributions on, or in respect of, any class of equity security of such corporation, except for distributions made solely in shares of securities of the same class; and (b) any and all funds, cash or other payments made in respect of the redemption, repurchase or acquisition of such securities.

     "Drawdown Termination Date" means June 30, 2003 or the day on which the Note first becomes due and payable in full.

     "Eligible Mortgage Loan" means a Mortgage Loan with respect to which each of the following statements is accurate and complete (and the Borrower by including such Mortgage Loan in any computation of the Collateral Value of the Borrowing Base shall be deemed to so represent to Lender at and as of the date of such computation):

          (a) Such Mortgage Loan is a binding and valid obligation of the Obligor thereon, in full force and effect and enforceable in accordance with its terms, except as enforceability may be limited by Debtor Laws;

          (b) The Mortgage Note evidencing such Mortgage Loan is genuine in all respects as appearing on its face and as represented in the books and records of Borrower, and all information set forth therein is true and correct;

          (c) Such Mortgage Loan is free of any default (other than as permitted by subparagraph below) of any party thereto (including Borrower), counterclaims, offsets and defenses, including the defense of usury, and from any rescission, cancellation or avoidance, and all right thereof, whether by operation of law or otherwise;

          (d) No payment under such Mortgage Loan is more than thirty (30) days past due the payment due date set forth in the underlying Mortgage Note and Mortgage;

          (e) The Mortgage Note evidencing such Mortgage Loan contains the entire agreement of the parties thereto with respect to the subject matter thereof, has not been modified or amended in any respect not expressed in writing therein and is free of concessions or understandings with the Obligor thereon of any kind not expressed in writing therein;

          (f) Such Mortgage Loan is in all respects in accordance with all Requirements of Law applicable thereto, including, without limitation, the federal Consumer Credit Protection Act and the regulations promulgated thereunder and all applicable usury Laws and restrictions, and all notices, disclosures and other statements or information required by Law or regulation to be given, and any other act required by Law or regulation to be performed, in connection with such Mortgage Loan have been given and performed as required;

          (g) All advance payments and other deposits on such Mortgage Loan have been paid in cash, and no part of said sums has been loaned, directly or indirectly, by Borrower to the Obligor, and, other than as disclosed to Lender in writing, there have been no prepayments;

          (h) At all times such Mortgage Loan will be free and clear of all Liens, except in favor of Lender;

          (i) The Property covered by such Mortgage Loan is insured against loss or damage by fire and all other hazards normally included within standard extended coverage in accordance with the provisions of such Mortgage Loan with Borrower named as a loss payee thereon;

          (j) Such Mortgage Loan is secured by a first priority Mortgage, or in the case of any Second Lien Loan, a second priority Mortgage, on Property consisting of a completed one-to-four unit single family residence that is not used for commercial purposes and that is not a construction loan; provided that if such Mortgage Loan is a Second Lien Loan, the Unit Collateral Value of such Mortgage Loan when added to the Unit Collateral Value of other Second Lien Loans does not exceed the Second Lien Sublimit;

          (k) The date of origination of such Mortgage Loan is not more than thirty (30) days prior to the date such Mortgage Loan was first included in the Borrowing Base;

          (l) Such Mortgage Loan has not been included in the Borrowing Base for more than one hundred and twenty (120) days;

          (m) If such Mortgage Loan is included in the Borrowing Base and has been withdrawn from the possession of the Lender on terms and subject to conditions set forth in the Security Agreement:

               (i) If such Mortgage Loan was withdrawn by Borrower for purposes of correcting clerical or other non-substantive documentation problems, the promissory note and other documents relating to such Mortgage Loan are returned to the Lender within ten (10) Business Days from the date of withdrawal; and the Unit Collateral Value of such Mortgage Loan when added to the Unit Collateral Value of other Mortgage Loans which have been similarly released to Borrower and have not been returned does not exceed ten percent (10%) of the Commitment;

               (ii) If such Mortgage Loan was shipped by the Lender directly to a permanent investor for purchase or to a custodian for the formation of a pool, (x) such investor or custodian is in full compliance with the terms of the bailee letter under which such Mortgage Loan was shipped, and (y) the full purchase price for such Mortgage Loan has been received by the Lender (or such Mortgage Loan has been returned to the Lender) within forty-five (45) calendar days from the date of shipment by the Lender;

          (n) Such Mortgage Loan is subject to a Take-Out Commitment (or otherwise hedged in a manner acceptable to Lender) which is in full force and effect;

          (o) Such Mortgage Loan conforms to FNMA, FHLMC, FHA or VA guidelines in regards to credit quality, or if such Mortgage Loan is a Non-Conforming
     Loan:

               (i) The Obligor under such Non-Conforming Loan has a FICO Score of at least 620 or if such FICO score of such Obligor is less than 650, the Unit Collateral Value of such Non-Conforming Loan when added to the Unit Collateral Value of all other Non-Conforming Loans of the Obligors which have FICO Scores greater than 620 but less than 650 does not exceed the Non-Conforming FICO Score Sublimit and:

               (ii) If such Non-Conforming Loan is a Jumbo Loan, the Unit Collateral Value of such Non-Conforming Loan when added to the Unit Collateral Value of all other Jumbo Loans, does not exceed the Jumbo Sublimit; or

               (iii) If such Non-Conforming Loan is a Super Jumbo Loan, the Unit Collateral Value of such Non-Conforming Loan when added to the Unit Collateral Value of all other Super Jumbo Loans does not exceed the Super Jumbo Sublimit; or

               (iv) If such Non-Conforming Loan is an Alt A Loan, the Unit Collateral Value of such Non-Conforming Loan when added to the Unit Collateral Value of all other Alt A Loans does not exceed the Alt A Sublimit;
                                       4

               (p) If the aggregate loan-to-value ratio of such Mortgage Loan to the Property secured thereby (taking into account all Mortgage Loans secured by such Property) exceeds eighty percent (80%), such Mortgage Loan is covered by a policy of mortgage insurance acceptable to Lender, and

               (q) Beginning on January 1, 2003 and at all times thereafter, the Required Mortgage Documents have been delivered to Lender prior to the inclusion of each Mortgage Loan in any computation of the Borrowing Base; provided that prior to such date, if such items have not been delivered to Lender on or prior to the date such Mortgage Loan is first included in any computation of the Borrowing Base because such Mortgage Loan is a Wet Loan, (a) Borrower has pledged and agreed to deliver all Required Mortgage Documents pursuant to a Borrowing Request delivered to Lender prior to such inclusion, and (b) the Collateral Value of such Mortgage Loan when added to the Collateral Value of all other Mortgage Loans for which Lender has not received the Required Mortgage Documents does not exceed the Wet Warehousing Sublimit, provided that, all Required Documents with respect to such Mortgage Loan shall be delivered to Lender within seven (7) Business Days after the date of the Agreement to Pledge with respect thereto;

          "Environmental Laws" means any and all Laws relating to (a) the protection of the environment, (b) emissions, discharges or releases of pollutants, contaminants, chemicals or hazardous or toxic substances or wastes into the environment including ambient air, surface water, ground water or land, or (c) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with the regulations from time to time promulgated with respect thereto.

          "ERISA Affiliate" means all members of the group of corporations and trades or businesses (whether or not incorporated) which, together with Borrower, are treated as a single employer under Section 414 of the Code.

          "ERISA Plan" means any pension benefit plan subject to Title IV of ERISA or Section 412 of the Code maintained or contributed to by Borrower or any ERISA Affiliate with respect to which Borrower has a fixed or contingent liability.

          "Eurodollar Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on the Bloomberg Eurorate (or, if not available, any other nationally recognized trading screen reporting on-line trading with Eurorates) at 10:00 a.m. (Dallas, Texas time) as the Eurorates for deposits in dollars on that day for a period of one month. In the event such rate ceases to be published, Eurodollar Rate shall mean a comparable rate of interest reasonably selected by Lender.

          "Eurodollar Rate" means, for any day, the rate per annum equal to the quotient of the Eurodollar Base Rate divided by 1.00 minus the Reserve Requirement (expressed as a decimal).

          "Event of Default" means any of the events specified in Section 7.1 hereof, provided that any requirement in connection with such event for the giving of notice or the lapse of time, or the happening of any further condition, event or act has been satisfied.

          "FHA" means the Federal Housing Administration or any successor thereto.

         "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

         "Financing Lease" means (i) any lease of Property if the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee, and (ii) any other lease obligations which are capitalized on a balance sheet of the lessee.

         "FICO Score" means, on any date, and with respect to an obligor under a Mortgage Loan, the credit rating score for such obligor on such date calculated in accordance with the procedures of Fair, Isaac and Company, Inc.

         "First Tier Loans" means Eligible Mortgage Loans (other than Second Lien Loans and Wet Loans), which are included in the Borrowing Base.

         "First Tier Portion" means the Unit Collateral Value of the First Tier Loans.

         "First Tier Margin" means nine-tenths percent (0.9%) per annum.

         "Fiscal Quarter" means each period of three (3) calendar months ending March 31, June 30, September 30 and December 31 of each year.

         "Fiscal Year" means each period of twelve (12) calendar months ending December 31 of each year.

         "FNMA" means the Federal National Mortgage Association, or any successor thereto.

         "Funding Account" means the non-interest bearing demand checking account established by Borrower with Lender to be used for (a) the initial deposit of proceeds of Loans; and (b) the funding or purchase of a Mortgage Note by Borrower; provided that the Funding Account shall be pledged to Lender and that Borrower shall not be entitled to withdraw funds from the Funding Account.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its consolidated subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the financing statements described in Section 4.7. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or Parent may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to Lender and Lender agrees to such change insofar as it affects the accounting of Borrower.

         "Governmental Authority" means any nation or government, any agency, department, state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Governmental Requirement" means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including, without limitation, any of the foregoing which relate to environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any arbitrator, court or other Governmental Authority, which exercises jurisdiction over any Related Person or any of its Property.

     "Guaranty Obligation" of any Person means any contract, agreement or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness, lease, dividends or other obligations (the "Primary Obligations") of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, contingently or absolutely, in whole or in part, including without limitation agreements:

          (a) to purchase such Primary Obligation or any property constituting direct or indirect security therefor;

          (b) to advance or supply funds (A) for the purchase or payment of any such Primary Obligation, or (B) to maintain working capital or other balance sheet conditions of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor;

          (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation; or

          (d) otherwise to assure or hold harmless the owner of any such Primary Obligation against loss in respect thereof;

provided, that "Guaranty Obligation" shall not include endorsements that are made in the ordinary course of business of negotiable instruments or documents for deposit or collection. The amount of any Guaranty Obligation shall be deemed to be the maximum amount for which the guarantor may be liable pursuant to the agreement that governs such Guaranty Obligation, unless such maximum amount is not stated or determinable, in which case the amount of such obligation shall be the maximum reasonably anticipated liability thereon, as determined by such guarantor in good faith.

     "Indebtedness" of any Person at a particular date means the sum (without duplication) at such date of (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture, or similar instrument (other than trade payables incurred in the ordinary course of business), (b) all obligations of such Person under any Financing Lease, (c) all obligations of such Person in respect of letters of credit, acceptances, or similar obligations issued or created for the account of such Person, (d) all Guaranty Obligations of such Person, (e) all liabilities secured by any Lien on any property owned by such Person, whether or not such Person has assumed or otherwise become liable for the payment thereof, and (f) any liability of such Person in respect of unfunded vested benefits under an ERISA Plan and (g) all liabilities of such Person in respect of indemnities or repurchase obligations made in connection with the sale of Mortgage Loans.

     "Intercreditor Agreement" means that certain Intercreditor Agreement of even date herewith between Borrower, Lender and CS First Boston.

     "Investor" means any Person listed on Exhibit C, as such exhibit may be updated or supplemented from time to time; provided, however, that Lender shall deliver a list of all Persons approved as Investors by Lender upon each amendment of such exhibit by Lender, and a Investor shall be removed from such list upon the written direction of Lender.

         "Jumbo Loans" means Mortgage Loans that have been underwritten in accordance with the guidelines of an Investor and that would be Eligible Mortgage Loans except that the original unpaid principal amount of the underlying Mortgage Notes is greater than $300,700 but does not exceed $650,000.

         "Jumbo Sublimit" means fifty percent (50%) of the Commitment.

         "Law" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof. Any reference to a Law includes any amendment or modification to such Law, and all regulations, rulings, and other Laws promulgated under such Law.

         "Lender" means Guaranty Bank and its successors and assigns.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (whether statutory or otherwise), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

         "Loan" has the meaning given it in Section 2.1.

         "Loan Balance" means for any day, the principal balance of the Loans outstanding on such day.

         "Loan Document" means any, and "Loan Documents" shall mean all, of this Agreement, the Note, the Security Instruments, and any and all other agreements or instruments now or hereafter executed and delivered by Borrower or any other Person in connection with, or as security for the payment or performance of any or all of the Obligations, as any of such may be renewed, amended or supplemented from time to time.

         "Market Value" on any day shall be determined by Lender, in its sole discretion, based upon (a) information then available to Lender regarding quotes to dealers for the purchase of mortgage notes similar to the Mortgage Note that have been delivered to Lender pursuant to this Agreement or (b) sales prices actually received by Borrower for mortgage notes sold by Borrower during the immediately preceding thirty (30) day period similar to the Mortgage Note that have been delivered to Lender pursuant to this Agreement.

         "Material Adverse Effect" means any material adverse effect on (a) the validity or enforceability of this Agreement, the Note or any other Loan Document, (b) the business, operations, total Property or financial condition of any Related Person, (c) the collateral under any Security Instrument, or (d) the ability of any Related Person to fulfill its obligations under this Agreement, the Note, or any other Loan Document to which it is a party.

         "Maximum Rate" means, with respect to each Lender, the maximum nonusurious rate of interest that such Lender is permitted under applicable Law to contract for, take, charge, or receive with respect to its Loans.

         "MERS" means Mortgage Electronic Registration, Inc., a Delaware corporation, or any successor thereto.

         "MERS Agreement" means those agreements by and among Borrower, Lender, MERS and MERSCORP, Inc., as amended, modified, supplemented, extended, restated or replaced from time to time.

         "MERS(R) System" means the system of recording transfers of mortgages electronically maintained by MERS.

         "MIN" means, with respect to each Mortgage Loan, the Mortgage Identification Number for such Mortgage Loan registered with MERS on the MERS(R) System.

         "MOM Loan" means, with respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator or Borrower, as the case may be, of such Mortgage Loan and its successors and assignees.

         "Mortgage" means a mortgage or deed of trust, on standard forms in form and substance satisfactory to Lender, securing a Mortgage Note and granting a perfected, first or second priority lien on residential real property consisting of land and a one-to-four-family dwelling thereon which is completed and ready for occupancy.

         "Mortgage Assignment" means an instrument duly executed and in recordable form assigning a Mortgage, in blank and like all intervening instruments that have been executed with respect to such Mortgage and which is in form acceptable to Lender and satisfies all Requirements of Law.

         "Mortgage Collateral" means all Mortgage Notes (a) which are made payable to the order of Borrower or have been endorsed (without restriction or limitation) payable to the order of Borrower, (b) in which Lender has been granted and continues to hold a perfected first priority security interest, (c) which are in form and substance acceptable to Lender in its reasonable discretion, (d) which are secured by Mortgages, and (e) conform in all respects with all the requirements for purchase of such Mortgage Note under the Take-Out Commitments and are valid and enforceable in accordance with their respective terms.

         "Mortgage Loan" means a one-to-four-family mortgage loan which is evidenced by a Mortgage Note and secured by a Mortgage, together with the rights and obligations of a holder thereof and payments thereon and proceeds therefrom.

         "Mortgage Note" means the note or other evidence of indebtedness evidencing the indebtedness of an Obligor under a Mortgage Loan.

         "Net Worth" of any Person means, as of any date, the remainder of all Consolidated assets of such Person minus such Person's Consolidated liabilities, each as determined by GAAP.

         "Non-Conforming Loans" means Jumbo Loans, Super Jumbo Loans and Alt A Loans.

         "Non-Conforming FICO Score Sublimit" means fifteen percent (15%) of the Commitment.

         "Note" means any promissory note delivered by Borrower to Lender pursuant to Section 2.2 in the form attached hereto as Exhibit A and all renewals, modifications and extensions thereof.

         "Obligations" means all present and future Indebtedness, obligations, and liabilities of Borrower to Lender, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Agreement or any other Loan Document, and all interest accrued thereon, and reasonable attorneys' fees and other costs incurred in the drafting, negotiation, enforcement or collection thereof, regardless of whether such Indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several.

         "Obligor" means the Person or Persons obligated to pay the Indebtedness which is the subject of a Mortgage Loan.

         "Operating Account" means the non-interest bearing demand checking accounts (whether one or more) established by Borrower with Lender to be used for Borrower's operations.

         "Parent" means Standard Pacific Corporation, a Delaware corporation, and owner of all of the outstanding capital stock of Borrower.

         "Parent Subordinated Debt" means debt owing by Borrower to Parent that is subordinate to the Obligations on terms acceptable to Lender.

         "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to any of its functions.

         "Permitted Tax Distributions" means, for any Fiscal Year, the amount necessary for the shareholders of Borrower (so long as Borrower is an S corporation) to pay their state and federal income taxes on the basis of Borrower's net income, which taxes shall be calculated at the highest marginal tax rate applicable to any shareholder of Borrower.

         "Permitted Warehouse Facilities" means (i) the mortgage warehouse credit facility provided by Credit Suisse First Boston to Borrower in an aggregate principal amount not to exceed $100,000,000, and (ii) any other mortgage warehouse credit facility approved in writing by Lender.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, Governmental Authority, or any other form of entity.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Purchase Facility" means the Mortgage Loan Purchase and Sale Agreement of even date herewith between Borrower and Lender.

         "Regulation D" means Regulation D issued by the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Regulation U" means Regulation U issued by the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Regulation X" means Regulation X issued by the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Related Persons" means Borrower and each of Borrower's Subsidiaries.

         "Reportable Event" means (1) a reportable event described in Sections 4043(c)(5) or (6) of ERISA or the regulations promulgated thereunder, or (2) any other reportable event described in Section 4043(c) of ERISA or the regulations promulgated thereunder other than a reportable event not subject to the provision for 30-day notice to the PBGC pursuant to a waiver by the PBGC under
Section 4043(a) of ERISA.

         "Required Mortgage Documents" means as to any Mortgage Loan, the items described on Schedule A to the Security Agreement.

         "Requirement of Law" as to any Person means the charter and by-laws or other organizational or governing documents of such Person, and any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other determination, direction or requirement (including, without limitation, any of the foregoing which relate to environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any arbitrator, court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

         "Reserve Requirement" means at any time, the maximum rate at which reserves (including any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D).

         "Risk Rating" means the risk rating of a Mortgage Loan determined by the applicable standards of an Investor to which such Mortgage Loan is to be sold by Borrowers under a Take-Out Commitment, provided that such applicable standards comply with industry standards in the sole judgment of Lender.

         "Second Lien Loan" means an otherwise Eligible Mortgage Loan, except that such Mortgage Loan is secured by a second priority lien on Property consisting of a completed one-to-four-family dwelling, including a condominium, planned unit development, townhouse or co-op.

         "Second Lien Sublimit" means ten percent (10%) of the Commitment.

         "Second Tier Loans" means all Second Lien Loans and Wet Loans.

         "Second Tier Portion" means the Unit Collateral Value of the Second Tier Loans.

         "Second Tier Margin" means one and one-eighth percent (1.125%) per annum.

         "Security Agreement" means the Security Agreement between Borrower and Lender in the form attached hereto as Exhibit F, as the same may from time to time be further supplemented, amended or restated.

         "Security Instrument" means (a) the Security Agreement and (b) such other executed documents as are or may be necessary to grant to Lender a perfected first prior and continuing security interest in and to all Mortgage Collateral, and any and all other agreements or instruments now or hereafter executed and delivered by Borrower in connection with, or as security for the payment or performance of, all or any of the Obligations, including Borrower's obligations under the Note and this Agreement, as such agreements may be amended, modified or supplemented from time to time.

         "Servicing Agreements" means all agreements between the Related Persons and Persons other than a Related Person pursuant to which Borrower undertakes to service Mortgage Loans.

         "Servicing Records" means all contracts and other documents, books, records and other information (including without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to the Servicing Rights.

         "Servicing Rights" means all of right, title and interest of any Related Person in and under the Servicing Agreements, including, without limitation, the rights of Borrower to income and reimbursement thereunder.

         "Settlement Account" means (i) the non-interest bearing demand deposit account established by Borrower with Lender to be used for the deposit of proceeds from the sale of Mortgage Collateral; and (ii) the payment of the Obligations; provided that (a) the Settlement Account shall be pledged to Lender for the benefit of Lender, (b) Borrower shall not be entitled to withdraw funds from the Settlement Account, (c) as long as no Event of Default has occurred and is continuing, to the extent that the deposit of proceeds from the sale of Mortgage Loans exceeds the Unit Collateral Value of such Mortgage Loans and any payments then due and owing under this Agreement or the Note, Lender shall transfer such excess amount to the Operating Account, and (d) if at any time the aggregate amount of funds in the Settlement Account is insufficient to pay any and all payments due and owing under this Agreement or the Note (such amount being referred to as the "Deficiency"), Lender shall transfer an amount equal to the Deficiency from the Operating Account to the Settlement Account.

         "Submission List" means a list in the form of Schedule B-I or B-II to the form of Borrowing Request.

         "Subsidiary" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent (50%) or more by such Person.

         "Super Jumbo Loans" means Mortgage Loans that have been underwritten in accordance with the guidelines of an Investor and that would be Eligible Mortgage Loans except that the original unpaid principal amount of the underlying Mortgage Notes is greater than $650,000 but does not exceed $1,500,000 and for which Borrower has obtained a prior approval letter.

         "Super Jumbo Sublimit" means ten percent (10%) of the Commitment.

         "Take-Out Commitment" means with respect to any Eligible Mortgage Loan, a written master commitment of an Investor to purchase a pool of Mortgage Loans under which such Eligible Mortgage Loans will be delivered to such Investor on terms satisfactory to Lender, in its reasonable discretion.

         "Tangible Net Worth of any Person" means, as of any date, the Net Worth of such Person plus Parent Subordinated Debt minus (a) all Consolidated assets of such Person which would be classified as intangible assets under GAAP, including but not limited to goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, deferred charges, and capitalized servicing rights and
(b) all Indebtedness of such Person owing to its Affiliates and its shareholders
(c) all Indebtedness of Affiliates of such Person owing to such Person.

     "Termination Event" means (a) the occurrence with respect to any ERISA Plan of a Reportable Event, (2) the withdrawal of the Borrower or any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer," as defined in Section 4001(a)(2) of ERISA, (c) the distribution to affected parties of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate any ERISA Plan by the PBGC under Section 4042 of ERISA, or (5) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

     "UCC" means the Texas Uniform Commercial Code, as the same may hereafter be amended.

     "Unit Collateral Value" means on any day with respect to each Eligible Mortgage Loan included in the Borrowing Base, ninety-eight percent (98%) of the least of the following:

          (i) the outstanding principal balance of the Mortgage Note constituting such Mortgage Loan;

          (ii) the actual out-of-pocket cost to Borrower of such Mortgage Loan minus the amount of principal paid under such Mortgage Loan and delivered to Lender for application to the prepayment of the Loans;

          (iii) the amount at which an Investor has committed to purchase the Mortgage Loan pursuant to a Take-Out Commitment not to exceed 100% of the original principal balance of the Mortgage Note; or

          (iv) the Market Value of the Mortgage Note constituting such Mortgage Loan.

     "VA" means the Veterans Administration and any successor thereto.

     "Wet Loans" means Eligible Mortgage Loans which are included in the Borrowing Base, but for which the Required Mortgage Documents have not been delivered to Lender.

     "Wet Warehousing Sublimit" means twenty-five percent (25%) of the Commitment.

Other Definitional Provisions.

     (b) Unless otherwise specified therein, all terms defined in this Agreement shall have the above-defined meanings when used in the Note or any other Loan Document, certificate, report or other document made or delivered pursuant hereto.

     (c) Each term defined in the singular form in Section 1.1 shall mean the plural thereof when the plural form of such term is used in this Agreement, the Note or any other Loan Document, certificate, report or other document made or delivered pursuant hereto, and each term defined in the plural form in Section
1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.

     (d) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references herein are references to sections, subsections, schedules and exhibits to this Agreement unless otherwise specified. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation."

     (e) Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

     (f) As used herein, in the Note or in any other Loan Document, certificate, report or other document made or delivered pursuant hereto, accounting terms relating to any Person and not specifically defined in this Agreement or therein shall have the respective meanings given to them under GAAP.

     I.2 Exhibits and Schedules. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes.

     I.3 Calculations and Determinations. All calculations under the Loan Documents of interest and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of three hundred sixty (360) days. Each determination by Lender of amounts to be paid under Section 2.6 shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Lender otherwise consents all financial statements and reports furnished to Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP. Lender shall deliver to Borrower an interest billing statement for each month on or before the fifteenth day of the next succeeding month, which interest billing statement shall set forth the interest accrued on the Loans for such month; provided that any failure or delay in delivering such interest billing or any inaccuracy therein shall not affect the Obligations.

                                       II

                           AMOUNT AND TERMS OF LOANS

     II.1 Commitment and Loans. Subject to the terms and conditions contained in this Agreement, Lender agrees to make loans ("Loans") to Borrower on a revolving credit basis from time to time on any Business Day from the date of this Agreement through the Drawdown Termination Date; provided that no Wet Loans shall be made on or after January 1, 2003. The aggregate amount of all Loans requested in any Borrowing Notice must be greater than or equal to $25,000 or the unadvanced portion of the Borrowing Base. After giving effect to the transactions contemplated by the Borrowing Request pursuant to which a Loan is requested, and at all other times, the aggregate amount of all Loans outstanding shall not exceed the lesser of (i) the Collateral Value of the Borrowing Base and (ii) the Commitment.

     II.2 Promissory Note; Interest on the Note. The obligation of Borrower to repay the Loans made by Lender, together with interest accruing in connection therewith, shall be evidenced by a Note payable to the order of Lender. Interest on the Note shall be due and payable as provided herein and therein. The entire Loan Balance and all accrued and unpaid interest thereon shall be finally due and payable on the Drawdown Termination Date.

     II.3 Notice and Manner of Obtaining Loans. Borrower must give written notice, or telephonic notice promptly confirmed in writing, of each request for Loans. Each such written request or confirmation must be made in writing in the form and substance of the "Borrowing Request" attached hereto as Exhibit B, duly completed. Each such Borrowing Request must:

     (a) specify the aggregate amount of any such Borrowing of new Loans and the date on which such Loans are to be advanced; and

     (b) be received by Lender not later than 2:00 p.m., Dallas, Texas, time, on the day on which any such Loans are to be made.

Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. If all conditions precedent to such Loan have been met Lender will on the date requested promptly remit to Borrower the amount of such Loan in immediately available dollars, by crediting the Funding Account with immediately available funds as the amount of such Loan.

     II.4 Fees.

     (a) In consideration of Borrower's commitment to make the Loans, Borrower will pay to Lender a non-refundable commitment fee in the amount of $17,500 (calculated as of December 1, 2002 and will be adjusted to actual closing date). This commitment fee shall be due and payable on the date hereof.

     (b) In consideration of Lender's commitment to make the Loans, Borrowers will pay to Lender in advance on the first day of such Fiscal Quarter a non-refundable, facility fee determined on a daily basis by applying a rate of twelve and one-half basis points (.125%) per annum to the Commitment on each day during such Fiscal Quarter. A prorated fee for the Fiscal Quarter ending December 31, 2002, shall be due and payable on the date hereof.

     (c) Borrower shall pay to Lender, a collateral handling fee in the amount of $15 for each Mortgage Loan file.

     II.5 Mandatory Repayments. If at any time the Loan Balance exceeds the Collateral Value of the Borrowing Base, Borrower shall repay the amount of such excess within one (1) Business Day after written notice thereof is given by Lender to Borrower.

     II.6 Payments to Lender. All payments of interest on the Note, all payments of principal, including any principal payment made with proceeds of Mortgage Collateral, and fees hereunder shall be made directly to Lender in federal or other immediately available funds before 1:00 pm (Dallas, Texas time) on the respective dates when due via wire transfer to the Settlement Account. Borrower shall send notice to Lender before 1:00 p.m. (Dallas, Texas time) on the day any payment of principal or interest is received by Lender which sets forth the Loans against which such payment is to be applied. Any payment (or any payment received without a notice regarding application of such payment) received by Lender after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be payable at the place provided therein and, if no specific place of payment is provided, shall be payable at the place of payment of the Note. When Lender collects or receives money on account of the Obligations, Lender shall apply all such money so distributed, as follows:

          (a) first, for the payment of all Obligations which are then due, and if such money is insufficient to pay all such Obligations, (i) first to any reimbursements due Lender under Section

     5.5, (ii) second, to the payment of the Loans then due, and (iii) then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lender shall otherwise agree;

           (b) then for the prepayment of amounts owing under the Loan Documents if so specified by Borrower;

           (c) then for the prepayment of principal on the Note, together with accrued and unpaid interest on the principal so prepaid; and

           (d) last, for the payment or prepayment of any other Obligations.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest.

     II.7  Increased Cost and Reduced Return.

     (a) If, after the date hereof, Lender shall have determined that the adoption of any applicable Law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of Law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of Lender or any corporation controlling Lender, due to the obligations of Lender hereunder, to a level below that which Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then, within fifteen (15) days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such reduction, but only to the extent that Lender has not been compensated therefor by any increase in the Adjusted Eurodollar Rate.

     (b) Lender shall promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender to compensation pursuant to this Section. In the event that Lender claims compensation under this Section, Lender shall furnish to Borrower a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, Lender shall act in good faith and may use any reasonable averaging and attribution methods.

                                      III

                              CONDITIONS PRECEDENT

     The obligation of Lender to make Loans hereunder is subject to fulfillment of the conditions precedent stated in this Article III.

     III.1 Initial Loan. The obligation of Lender to fund the initial Loan hereunder shall be subject to, in addition to the conditions precedent specified in Section 3.2, the following terms and conditions:

     (a) Borrower shall have delivered to Lender the following (each of the following documents being duly executed and delivered and in form and substance satisfactory to Lender, and, with the exception of the Note, each in a sufficient number of originals that Lender and its counsel may have an executed original of each document):

           (i) an executed counterpart of this Agreement and of all instruments, certificates and opinions referred to in this Article III not theretofore delivered (except the Borrowing Request which is to be delivered at the time provided in Subsection 3.2(a) hereof);

           (ii)   the Note;

           (iii)  the Security Agreement dated of even date herewith;

           (iv) a certificate of the Secretary or Assistant Secretary of Borrower setting forth (i) resolutions of its board of directors authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and identifying the officers authorized to sign such instruments, (ii) specimen signatures of the officers so authorized, (iii) articles of incorporation of Borrower certified by the appropriate Secretary of State as of a recent date, (iv) bylaws of Borrower, certified as being accurate and complete, and (v) a certificate of the existence and good standing for Borrower in its state of incorporation dated no earlier than fifteen (15) days prior to the date hereof;

           (v) a Borrowing Request and a Borrowing Base Certificate dated as of the date of the first Loan, certified by the chief financial officer or treasurer of Borrower;

           (vi)   a duly executed original of the MERS Agreement;

           (vii)  the Intercreditor Agreement;

           (viii) an opinion of counsel to Borrower reasonably satisfactory to Lender; and

           (ix) such other documents as Lender may reasonably request at any time at or prior to the date of the initial Loan hereunder.

     (b) No Person, other than Lender, holds any mortgage, pledge, lien, security interest or other charge or encumbrance in, against or to any of the Collateral.

     (c) Borrower shall have paid all fees and reimbursements to be paid to Lender pursuant to any Loan Document, or otherwise due Lender and including reasonable fees and disbursements of Lender's attorneys which shall not exceed $15,000 unless Lender has notified Borrower of a higher amount.

     III.2 All Loans. The obligation of Lender to fund any Loan pursuant to this Agreement is subject to the satisfaction of all of the conditions set forth in
Section 3.1 above and the following further conditions precedent:

     (a) Borrowing Request accompanied by a Borrowing Base Certificate dated as of the date of such Loan, certified by the chief financial officer of Borrower, and the Required Mortgage Documents for all Eligible Mortgage Loans other than Wet Loans;

     (b) all other Property in which Borrower has granted a Lien to Lender shall have been physically delivered to the possession of Lender;

     (c) the representations and warranties of each Related Person contained in this Agreement or any Security Instrument (other than those representations and warranties which are by their terms limited to the date of the agreement in which they are initially made) shall be true and correct in all material respects on and as of the date of such Loan;

     (d) no Default or Event of Default shall have occurred and be continuing and no change or event which constitutes a Material Adverse Effect shall have occurred as of the date of such Loan;

     (e) the Funding Account, the Settlement Account and the Operating Account shall be established and in existence;

     (f) the making of such Loan shall not be prohibited by any Governmental Requirement;

     (g) the delivery to Lender of such other documents, including such documents as may be necessary or desirable to perfect or maintain the priority of any Lien granted or intended to be granted hereunder or otherwise, as Lender may reasonably request; and

     (h) No Person, other than Lender, shall be listed in the field designated "interim funder" on the MERS(R) System.

Delivery to Lender of a Borrowing Request shall be deemed to constitute a representation and warranty by Borrower on the date thereof and on the date on which the Loan is made, if any, set forth therein as to the facts specified in Subsections (c) and (d) of this Section.

                                       IV

                     BORROWER REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants as follows:

     IV.1 Organization and Good Standing. Each Related Person (a) is a corporation duly incorporated and existing in good standing under the Laws of the jurisdiction of its incorporation, (b) is duly qualified as a foreign corporation and in good standing in all jurisdictions in which its failure to be so qualified could have a Material Adverse Effect, (c) has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein it proposes to transact business in the future and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     IV.2 Authorization and Power. Each Related Person has the corporate power and requisite authority to execute, deliver and perform the Loan Documents to which it is a party; each Related Person is duly authorized to and has taken all corporate action necessary to authorize it to, execute, deliver and perform the Loan Documents to which it is a party and is and will continue to be duly authorized to perform such Loan Documents.

     IV.3 No Conflicts or Consents. Neither the execution and delivery by any Related Person of the Loan Documents to which it is a party, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will (a) materially contravene or conflict with any Requirement of Law to which any

Related Person is subject, or any indenture, mortgage, deed of trust, or other agreement or instrument to which any Related Person is a party or by which any Related Person may be bound, or to which the Property of any Related Person may be subject, or (b) result in the creation or imposition of any Lien, other than the Lien of the Security Agreement, on the Property of any Related Person. All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, from any Governmental Authority that are necessary in connection with the transactions contemplated by the Loan Documents have been obtained except to the extent that the failure to have received any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

     IV.4 Enforceable Obligations. This Agreement, the Note, and the other Loan Documents to which any Related Person is a party are the legal, valid and binding obligations of such Related Person, enforceable in accordance with their respective terms, except as limited by Debtor Laws.

     IV.5 Priority of Liens. Upon delivery to Lender of each Borrowing Request, Lender shall have valid, enforceable, perfected, first priority Liens and security interests in each Mortgage Note identified therein.

     IV.6 No Liens. Borrower has good and indefeasible title to the Mortgage Collateral free and clear of all Liens and other adverse claims of any nature, except for ad valorem taxes and assessments not yet due and payable and Liens in the Mortgage Collateral in favor of Lender.

     IV.7 Financial Condition of Borrower. Borrower has delivered to Lender copies of its annual audited balance sheet as of December 31, 2001, and the related statements of income, stockholders' equity and cash flows for the period ended such date; such financial statements fairly present the financial condition of Borrower as of such date and the results of operations of Borrower for the period ended on such date and have been prepared in accordance with GAAP, subject to normal year-end adjustments; as of the date thereof, there were no obligations, liabilities or Indebtedness (including material contingent and indirect liabilities and obligations or unusual forward or long-term commitments) of Borrower which are not reflected in such financial statements and no change which constitutes a Material Adverse Effect has occurred in the financial condition or business of Borrower since December 31, 2001. Borrower has also delivered to Lender its unaudited quarterly balance sheet for the period ending September 30, 2002 and management reports for September 30, 2002; such reports fairly and accurately present Borrower's commitment position, pipeline position, servicing and production as of the end of such months and for the fiscal year to date for the periods ending on such dates.

     IV.8 Full Disclosure. There is no material fact of which Borrower is aware that Borrower has not disclosed to Lender which could adversely affect the properties, business, prospects or condition (financial or otherwise) of the Related Persons, or could adversely affect the Mortgage Collateral or the Servicing Rights. To the knowledge of Borrower, none of (i) the financial statements referred to in Section 4.7 hereof, (ii) any Borrowing Request or officer's certificate, or (iii) any statement delivered by any Related Person to Lender in connection with this Agreement, contains any untrue statement of material fact.

     IV.9 No Default. No Related Person is in default under any loan agreement, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its Property is bound.

     IV.10 No Litigation. There are no material actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of Borrower threatened, against any Related Person the adverse determination of which could constitute a Material Adverse Effect.

     IV.11 Taxes. All tax returns required to be filed by each Related Person in any jurisdiction have been filed and all taxes, assessments, fees and other governmental charges therein shown to be due upon each Related Person or upon any of its properties, income or franchises have been paid prior to the time that such taxes could give rise to a Lien thereon, unless protested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been established on the books of such Related Person. No Related Person has any knowledge of any proposed tax assessment against any Related Person.

     IV.12 Principal Office, etc. The principal office, chief executive office and principal place of business of each Related Person is at the address set forth in Section 9.1.

     IV.13 Compliance with ERISA. No Related Person currently maintains, contributes to, is required to contribute to or has any liability, whether absolute or contingent, with respect to an ERISA Plan. With respect to all other employee benefit plans maintained or contributed to by each Related Person, each Related Person is in material compliance with ERISA.

     IV.14 Subsidiaries. No Related Person presently has any Subsidiary or owns any stock in any other corporation or association except those listed in Exhibit
D. As of the date hereof, each Related Person owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in such exhibit.

     IV.15 Indebtedness. No Related Person has any Indebtedness outstanding other than the Indebtedness permitted by Section 6.2.

     IV.16 Permits, Patents, Trademarks, etc.

     (a) Each Related Person has all permits and licenses necessary for the operation of its business.

     (b) Each Related Person owns or possesses (or is licensed or otherwise has the necessary right to use) all patents, trademarks, service marks, trade names and copyrights, technology, know-how and processes, and all rights with respect to the foregoing, which are necessary for the operation of its business, without any known material conflict with the rights of others. The consummation of the transactions contemplated hereby will not alter or impair in any material respect any of such rights of each Related Person.

     IV.17 Status Under Certain Federal Statutes. No Related Person is (a) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (b) a "public utility," as such term is defined in the Federal Power Act, as amended, (c) an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1949, as amended or (d) a "rail carrier," or a "person controlled by or affiliated with a rail carrier," within the meaning of Title 49, U.S.C., and no Related Person is a "carrier" to which 49 U.S.C. (S)11301(b)(1) is applicable.

     IV.18 Securities Act. No Related Person has issued any unregistered securities in violation of the registration requirements of the Securities Act of 1933, as amended, or of any other Requirement of Law, and is not violating any rule, regulation, or requirement under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended. No Related Person is required to qualify an indenture under the Trust Indenture Act of 1939, as amended, in connection with its execution and delivery of the Note.

     IV.19 No Approvals Required. Other than consents and approvals previously obtained and actions previously taken, neither the execution and delivery of this Agreement, the Note and the other Loan Documents to which any Related Person is a party, nor the consummation of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, or the registration, recording or filing by any Related Person of any document with, or the taking of any other action in respect of, any Governmental Authority which has jurisdiction over each Related Person or any of its Property, except for (a) the filing of the Uniform Commercial Code financing statements and other similar filings to perfect the interest of Lender in the Collateral, and (b) such other consents, approvals, notices, registrations, filings or action as may be required in the ordinary course of business of the Related Persons in connection with the performance of the obligations of the Related Persons hereunder.

     IV.20 Survival of Representations. All representations and warranties by Borrower herein shall survive delivery of the Note and the funding of the Loans, and any investigation at any time made by or on behalf of Lender shall not diminish the right of Lender to rely thereon.

     IV.21 Individual Mortgage Loans. Borrower hereby represents with respect to each Mortgage Note and Mortgage Loan that is part of the Collateral:

     (a) Borrower has good and marketable title to each Mortgage Note and Mortgage, was the sole owner thereof and had full right to pledge the Mortgage Loan to Lender free and clear of any other Lien (other than the rights of Investors under Takeout Commitments having terms that are customary in the industry);

     (b) To the knowledge of Borrower, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and there is no event which, with the passage of time or with notice and/or the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration and no such default, breach, violation or event of acceleration has been waived;

     (c) To the knowledge of Borrower, the physical condition of the Property subject to the Mortgage has not deteriorated since the date of origination of the related secured Mortgage Loan (normal wear and tear excepted) and there is no proceeding pending for the total or partial condemnation of any Mortgaged Property;

     (d) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Property subject to the Mortgage of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise, by judicial foreclosure;

     (e) Each Mortgage Loan is a first lien or second lien one-to-four-family loan, and has been underwritten by the originator thereof in accordance with such originator's then current underwriting guidelines; provided that the aggregate amount of Second Lien Loans does not exceed the Second Lien Sublimit;

     (f) Each Mortgage Note is payable in monthly installments of principal and interest, with interest payable in arrears, and requires a monthly payment which is sufficient to amortize the original principal balance over the original term and to pay interest at the related interest rate; and no Mortgage Note provides for any extension of the original term;

     (g) No Mortgage Loan is a loan in respect of either the purchase of a manufactured home or mobile home or the purchase of the land on which a manufactured home or mobile home will be placed;

     (h) The origination practices used by the originator of the Mortgage Loans and the collection practices used by the Borrower with respect to each Mortgage Loan have been in all material respects legal, proper, prudent and customary in the loan origination and servicing business;

     (i) Each Mortgage Loan was originated in compliance with all applicable Laws and no fraud or misrepresentation was committed by any Person in connection therewith;

     (j) Each Mortgage Loan matures within thirty (30) years after the date of origination thereof.

     (k) For each Mortgage Loan, Borrower has obtained closing protection letters from the underwriter for the respective title insurance policy.

                                       V

                              AFFIRMATIVE COVENANTS

     Each Related Person shall at all times comply with the covenants contained in this Article V, from the date hereof and for so long as any part of the Obligations or the Commitment is outstanding unless Lender has agreed otherwise.

     V.1 Financial Statements and Reports.

     (a) Borrower shall furnish to Lender the following, all in form and detail reasonably satisfactory to Lender.

         (i)  Promptly after becoming available, and in any event within ninety
     (90) days after the close of each Fiscal Year, Borrower's Consolidated balance sheet as of the end of such Fiscal Year, and the related Consolidated statements of income, stockholders' equity and cash flows of Borrower for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year, such financial statements shall be unqualified and shall be accompanied by the related report of independent certified public accountants acceptable to Lender which report shall be to the effect that such statements have been prepared in accordance with GAAP applied on a basis consistent with prior periods except for such changes in such principles with which the independent public accountants shall have concurred;

         (ii) Promptly after becoming available, and in any event within ninety
     (90) days after the close of each Fiscal Year, Parent's and its Subsidiaries' consolidated and consolidating (unaudited) balance sheet as of the end of such Fiscal Year, and the related consolidated statements of stockholders' equity and cash flows of Parent and its subsidiaries for such Fiscal Year and on unaudited consolidating statement of income of Parent and its Subsidiaries for such

     Fiscal Year, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year, such financial statements shall be unqualified except as to such matters as are reasonably acceptable to the majority of Parents' lenders and shall be accompanied by the related report of Ernst & Young LLP, any successor thereto, or any other independent certified public accountants of recognized national standing which report shall be to the effect that such statements have been prepared in accordance with GAAP.

          (iii) Promptly after becoming available, and in any event within forty-five (45) days after the end of each calendar month, including the twelfth calendar month in each Fiscal Year, a Consolidated balance sheet of Borrower as of the end of such month and the related Consolidated statements of income, stockholders' equity and cash flows of Borrower for such month and the period from the first day of the then current Fiscal Year through the end of such month, certified by the chief financial officer or other executive officer of Borrower to have been prepared in accordance with GAAP applied on a basis consistent with prior periods (subject to normal year-end audit adjustments and the absence of footnotes);

          (iv) Promptly and in any event within forty-five (45) days after the end of each calendar month in each Fiscal Year of Borrower (except the last), and within fifteen (15) days after the completion of each year-end audit by Borrower's independent public accountants, a completed Officer's Certificate in the form of Exhibit E hereto, executed by the president or chief financial officer of Borrower;

          (v) Promptly and in any event within forty-five (45) days after the end of each calendar month, a management report in form acceptable to Lender including, without limitation detail on Borrower's pipeline position, commitment position, repurchase requests by investors and production statistics;

          (vi) With each Borrowing Notice and in any event within thirty (30) days after the end of each calendar month, a Borrowing Base Certificate; and

          (vii) Promptly upon receipt thereof, a copy of each other report submitted to Borrower by independent accountants in connection with any annual, interim or special audit of the books of Borrower; and

          (viii) such other information concerning the business, properties or financial condition of any Related Person as Lender may reasonably request.

     V.2 Taxes and Other Liens. Each Related Person shall pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its Property as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any or all of its Property; provided, however, each Related Person shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of such Related Person and if such Related Person shall have set up reserves therefor adequate under GAAP.

     V.3 Maintenance. Each Related Person shall (a) maintain its corporate existence, rights and franchises; (b) observe and comply in all material respects with all Governmental Requirements, and (c) maintain its Properties (and any Properties leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to its Properties as are needed and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times. Borrower shall maintain good standing as an approved seller and servicer for FNMA and FHLMC and as an approved lender with FHA, VA and HUD.

     V.4 Further Assurances. Borrower shall, within three (3) Business Days after the request of Lender, cure any defects in the execution and delivery of the Note, this Agreement or any other Loan Document and each Related Person shall, at its expense, promptly execute and deliver to Lender upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of each Related Person in this Agreement and in the other Loan Documents or to further evidence and more fully describe the collateral intended as security for the Note, or to correct any omissions in this Agreement or the other Loan Documents, or more fully to state the security for the obligations set out herein or in any of the other Loan Documents, or to make any recordings, to file any notices, or obtain any consents.

     V.5 Reimbursement of Expenses. Borrower shall pay (a) all reasonable legal fees (including, without limitation, allocated costs for in-house legal service) incurred by Lender in connection with the preparation, negotiation, syndication, execution and delivery of this Agreement, the Note and the other Loan Documents and any amendments, consents or waivers executed in connection therewith, (b) all fees, charges or taxes for the recording or filing of the Security Instruments, (c) all reasonable out-of-pocket expenses of Lender in connection with the administration of this Agreement, the Note and the other Loan Documents, including courier expenses incurred in connection with the Mortgage Collateral, (d) all amounts expended, advanced or incurred by Lender to satisfy any obligation of Borrower under this Agreement or any of the other Loan Documents or to collect the Note, or to protect, preserve, exercise or enforce the rights of Lender under this Agreement or any of the other Loan Documents or to collect the Note, or to protect, preserve, exercise or enforce the rights of Lender or any Lender under this Agreement or any of the other Loan Documents,
(e) all reasonable out-of-pocket costs and expenses (including fees and disbursements of attorneys and other experts employed or retained by such Person) incurred in connection with, arising out of, or in any way related to
(i) consulting during a Default with respect to (A) the protection, preservation, exercise or enforcement of any of its rights in, under or related to the Collateral or the Loan Documents or (B) the performance of any of its obligations under or related to the Loan Documents, or (ii) protecting, preserving, exercising or enforcing during a Default any of its rights in, under or related to the Collateral or the Loan Documents, each of (a) through (e) shall include all underwriting expenses, collateral liquidation costs, court costs, attorneys' fees (including, without limitation, for trial, appeal or other proceedings), fees of auditors and accountants, and investigation expenses reasonably incurred by Lender in connection with any such matters, together with interest at the post-maturity rate specified in the Note on each item specified in clause (a) through (e) from thirty (30) days after the date of written demand or request for reimbursement until the date of reimbursement.

     V.6 Insurance. Borrower shall maintain with financially sound and reputable insurers insurance with respect to its Properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated, including, without limitation, a fidelity bond or bonds with financially sound and reputable insurers with such coverage and in such amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated; provided, however, that Borrower may chose to participate in a self insurer program with respect to such liabilities maintained by Parent with comparable coverage and amounts. The improvements on the land covered by each Mortgage shall be kept continuously insured at all times by responsible insurance companies against fire and extended coverage hazards under policies, binders, letters, or certificates of insurance, with a standard mortgagee clause in favor of Borrower and its assigns. Each such policy must be in an amount equal to the lesser of the maximum insurable value of the improvements or the original principal amount of the Mortgage Note, without reduction by reason of any co-insurance, reduced rate contribution, or similar clause of the policies or binders. Upon request of Lender, Borrower shall furnish or cause to be furnished to Lender from time to time a summary of the insurance coverage of Borrower in form and substance satisfactory to Lender and if requested shall furnish Lender copies of the applicable policies.

     V.7 Accounts and Records; Servicing Records. Each Related Person shall keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, in accordance with GAAP. Each Related Person shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate all records pertaining to the performance of such Related Person's obligations under the Servicing Agreements in the event of the destruction of the originals of such records) and keep and maintain all documents, books, records, computer tapes and other information reasonably necessary or advisable for the performance by each Related Person of its obligations under the Servicing Agreements.

     V.8 Right of Inspection. Each Related Person shall permit authorized representatives of Lender to discuss the business, operations, assets and financial condition of such Related Person with their officers and employees, to examine their Servicing Records and books of records and account and make copies or extracts thereof and to visit and inspect any of the Properties of each Related Person, all at such reasonable times and as often as Lender may request. Each Related Person will provide its accountants with a copy of this Agreement promptly after the execution hereof and will instruct its accountants to answer candidly any and all questions that the officers of Lender or any authorized representatives of Lender may address to them in reference to the financial condition or affairs of any Related Person as those conditions or affairs relate to this Agreement. Representatives of each Related Person shall be in attendance at any meetings between the officers or other representatives of Lender and such Related Person's accountants held in accordance with this authorization.

     V.9  Notice of Certain Events. Borrower shall promptly notify Lender upon
(a) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of Indebtedness of any Related Person with respect to a claimed default, together with a detailed statement by a responsible officer of Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action Borrower is taking or proposes to take with respect thereto; (b) the commencement of, or any determination in, any legal, judicial or regulatory proceedings between any Related Person and any Governmental Authority or any other Person which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; (c) any change in senior management of Borrower;
(d) any material adverse change in the business, operations, prospects or financial condition of any Related Person, including, without limitation, the insolvency of any Related Person, (e) any event or condition which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or
(f) the occurrence of any Termination Event.

     V.10 Performance of Certain Obligations and Information Regarding Investors. Borrower shall perform and observe in all material respects each of the provisions of each Take-Out Commitment and each of the Servicing Agreements on its part to be performed or observed and will cause all things to be done which are necessary to have each item of Mortgage Collateral covered by a Take-Out Commitment comply with the requirements of such Take-Out Commitment. Upon request by Lender, Borrower will deliver to Lender financial information concerning any Person Lender is reviewing to determine whether to approve such Person as an Investor; all such financial information must be delivered to Lender prior to any request by Borrower for Mortgage Collateral to be delivered to such Person.

     V.11 Use of Proceeds; Margin Stock. The proceeds of all Loans shall be used by Borrower solely for the origination and funding of Eligible Mortgage Loans pending sale to an Investor. None of such proceeds shall be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Neither Borrower nor any Person acting on behalf of Borrower shall take any action in violation of Regulation U or Regulation X or shall violate
Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

     V.12 Notice of Default. Borrower shall furnish to Lender immediately upon becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto.

     V.13 Compliance with Loan Documents. Each Related Person shall promptly comply with any and all covenants and provisions of this Agreement the Note and the other Loan Documents to be complied with by such Related Person.

     V.14 Operations and Properties. Each Related Person shall comply with all rules, regulations and guidelines applicable to it. Each Related Party shall act prudently and in accordance with customary industry standards in managing and operating its Property.

     V.15 Environmental Matters.

     (a) Each Related Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Related Person and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect.

     (b) Borrower will promptly furnish to Lender all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by Borrower, or of which it has notice, pending or threatened against Borrower, by any governmental authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business.

                                       VI

                               NEGATIVE COVENANTS

     Each Related Person shall at all times comply with the covenants contained in this Article VI, from the date hereof and for so long as any part of the Obligations or the Commitment is outstanding unless Lender has agreed otherwise:

     VI.1 No Merger; Limitation on Issuance of Securities. Neither Parent nor any Related Person shall merge or consolidate with or into any Person; provided that Borrower or Parent may merge or consolidate with any Person if Borrower or Parent, as applicable is the surviving corporation and after giving effect thereto, no Default would exist hereunder. No Related Person shall acquire by purchase, or otherwise, all or substantially all of the assets or capital stock of any Person. Borrower will not issue any securities other than (i) the Notes or other promissory notes issued in connection with the Indebtedness permitted by Section 6.2 and (ii) shares of its common stock and any options or warrants giving the holders thereof only the right to acquire such shares. No Subsidiary of Borrower will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to Borrower and only to the extent not otherwise forbidden under the terms hereof. No Subsidiary of Borrower which is a partnership will allow any diminution of Borrower's interest (direct or indirect) therein.

     VI.2 Limitation on Indebtedness. No Related Person shall incur, create, contract, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness except:

     (a)  the Obligations;

     (b) trade debt, equipment leases, equipment loans and liens for taxes and assessments not yet due and payable owed in the ordinary course of business;

     (c)  Indebtedness arising under Permitted Warehouse Facilities;

     (d) Indebtedness of the Related Persons under agreements and in the amount described on the Disclosure Schedule;

     (e)  Parent Subordinated Debt.

     VI.3 Fiscal Year, Method of Accounting. Neither Parent nor any Related Person shall change its Fiscal Year or make any material change in its method of accounting.

     VI.4 Business. No Related Person shall, directly or indirectly, engage in any business which differs materially from that currently engaged in by Borrower.

     VI.5 Liquidations, Consolidations and Dispositions of Substantial Assets. No Related Person shall dissolve or liquidate or sell, transfer, lease or otherwise dispose of any material portion of their property or assets or business; provided, however, nothing in this Section 6.5 shall be construed to prohibit any Related Person from selling rights to service mortgage loans and pools of mortgage loans or Mortgage Notes in the ordinary course of their business.

     VI.6 Loans, Advances, and Investments. No Related Person shall:

     (a) make any loan (other than Mortgage Loans), advance, or capital contribution to, or investment in (including any investment in any Subsidiary, joint venture or partnership); or

     (b) or purchase or otherwise acquire any of the capital stock, securities, or evidences of indebtedness of, any Person (collectively, "Investment"), or otherwise acquire any interest in, or control of, another Person, except for the following:

          (i)  Cash Equivalents;

          (ii) Any acquisition of securities or evidences of indebtedness of others when acquired by a Related Person in settlement of accounts receivable or other debts arising in the ordinary course of its business, so long as the aggregate amount of any such securities or evidences of indebtedness is not material to the business or condition (financial or otherwise) of such Related Person;

           (iii) Mortgage Notes acquired by Borrower in the ordinary course of Borrower's business; and

           (iv) Loans made by Borrower to Parent in an aggregate amount not to exceed $13,000,000 at any time outstanding.

     VI.7 Use of Proceeds. Borrower shall not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section 5.11 hereof. Borrower shall not, directly or indirectly, use any of the proceeds of the Loans for the purpose, whether immediate, incidental or ultimate, of buying any "margin stock" or of maintaining, reducing or retiring any Indebtedness originally incurred to purchase a stock that is currently any "margin stock," or for any other purpose which might constitute this transaction a "purpose credit," in each case within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, as amended), or Regulation U, or otherwise take or permit to be taken any action which would involve a violation of such Regulation G or Regulation U or of Regulation T (12 C.F.R. 220, as amended) or Regulation X (12 C.F.R. 224, as amended) or any other regulation of such board.

     VI.8  Actions with Respect to Mortgage Collateral. Borrower shall not:

     (a) Compromise, extend, release, or adjust payments on any Mortgage Collateral, accept a conveyance of mortgaged property in full or partial satisfaction of any Mortgage Collateral, or release any Mortgage securing or underlying any Mortgage Collateral;

     (b) Agree to the amendment or termination of any Take-Out Commitment in which Lender has a security interest or to substitution of a Take-Out Commitment for a Take-Out Commitment in which Lender has a security interest hereunder, if such amendment, termination or substitution may reasonably be expected (as determined by Lender in its sole discretion) to have a Material Adverse Effect;

     (c) Transfer, sell, assign, or deliver any Mortgage Collateral pledged to Lender to any Person other than Lender, except pursuant to a Take-Out Commitment; or

     (d) Grant, create, incur, permit or suffer to exist any Lien upon any Mortgage Collateral except for Liens granted to Lender to secure the Note and Obligations and such non-consensual Liens as may be deemed to arise as a matter of law pursuant to any Take-Out Commitment.

     VI.9 Transactions with Affiliates. Borrower shall not enter into any transactions including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of Borrower's business and are upon fair and reasonable terms no less favorable to Borrower than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

     VI.10 Liens. No Related Person shall grant, create, incur, assume, permit or suffer to exist any Lien, upon any of its Property, including without limitation any and all of Borrower's Mortgage Note, and Servicing Rights and the proceeds from any thereof, other than (a) Liens which secure payment of the Obligations, (b) Liens on Borrower's Mortgage Notes and Servicing Rights which secure Permitted Warehouse Facilities and are not part of the Collateral, and
(c) to the extent not otherwise prohibited hereunder, Liens which secure payment of the Indebtedness described in Section 6.2(b) or Section 6.2(d) on Property other than Collateral.

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

     VI.11 ERISA Plans. No Related Person shall adopt or agree to maintain or contribute to any ERISA Plan. Borrower shall promptly notify Lender in writing in the event an ERISA Affiliate adopts an ERISA Plan.

     VI.12 Change of Principal Office. No Related Person shall move its principal office, executive office or principal place of business from the address set forth in Section 9.1 without prior written notice to Lender.

     VI.13 Tangible Net Worth. As of the end of each calendar month, the Consolidated Tangible Net Worth of Borrower shall not be less than $10,000,000.

     VI.14 Total Debt to Tangible Net Worth Ratio. As of the end of any Fiscal Quarter, the ratio of the Consolidated Indebtedness of Borrower to the Consolidated Tangible Net Worth of Borrower shall not exceed 10.0 to 1.0.

     VI.15 Profitability. As of the end of each Fiscal Quarter, Borrower's Consolidated net income for the immediately preceding two Fiscal Quarters shall be a positive number equal to or greater than $1.

     VI.16 Management Fees. No Related Person shall pay management fees to any of its Affiliates, except that each Related Person may pay the reasonably allocated costs of services provided by Parent.

                                      VII

                                EVENTS OF DEFAULT

     VII.1 Nature of Event. An Event of Default shall exist if any one or more of the following occurs:

     (a) Borrower fails to make any payment of principal of or interest on the Note, or payment of any fee, expense or other amount due hereunder, under the Note, or under any other Loan Document, on or before the date such payment is due;

     (b) Default is made in the due observance or performance by any Related Person of any covenant set forth in Article V of this Agreement (other than Section 5.9) and such Default continues for a period of fifteen (15) days after Lender gives Borrower notice thereof;

     (c) Default is made in the due observance or performance by any Related Person of any of the covenants or agreements contained in this Agreement other than those described in subsections (a) or (b) immediately above;

     (d) Any Related Person defaults in the due observance or performance or any of the covenants or agreements contained in any other Loan Document to which it is a party, and (unless such default otherwise constitutes a Default pursuant to other provisions of this Section 7.1) such default continues unremedied beyond the expiration of any applicable grace period which may be expressly allowed under such other Loan Document;

     (e) Any material statement, warranty or representation by or on behalf of any Related Person contained in this Agreement, the Note or any other Loan Document to which it is a party, or in any

Borrowing Request, officer's certificate or other writing furnished in connection with this Agreement, proves to have been incorrect or misleading in any material respect as of the date made or deemed made;

     (f)  Any Related Person:

          (i) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty (60) days; or

          (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

          (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Mortgage Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within sixty (60) days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

          (iv) suffers the entry against it of a final judgment for the payment of money in excess of $1,000,000 (not covered by insurance satisfactory to Lender in its discretion), unless the same is discharged within thirty (30) days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

          (v) suffers a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial part of its assets or any part of the Mortgage Collateral;

     (g) Any Related Person fails to make when due or within any applicable grace period any payment on any Indebtedness (other than the Obligations) with an unpaid principal balance of over $3,000,000; or any event or condition occurs under any provision contained in any agreement under which such obligation is governed, evidenced or secured (or any other material breach or default under such obligation or agreement occurs) if the effect thereof is to cause or permit the holder or trustee of such obligation to cause such obligation to become due prior to its stated maturity; or any such obligation becomes due (other than by regularly scheduled payments) prior to its stated maturity; or any of the foregoing occurs with respect to any one or more items of Indebtedness of any Related Person with unpaid principal balances exceeding, in the aggregate, $3,000,000;

     (h) This Agreement, the Note or any other Loan Document shall for any reason cease to be in full force and effect, or be declared null and void or unenforceable in whole or in part as the result of any action initiated by any Person other than Lender; or the validity or enforceability of any such document shall be challenged or denied by any Person other than Lender other than by reason of illegality;

     (i) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Code in excess of $25,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or
(ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefits guaranteed under Title IV of ERISA exceeds the then current value of such ERISA Plan's assets available for the payment of such benefits by more than $10,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount) or (iii) any Related Person or any ERISA Affiliate withdraws from a multiemployer plan resulting in liability under Title IV of ERISA of an amount in excess of $10,000 in the case of any Related Person or $100,000 in the case of any other ERISA Affiliate; or

     (j)    A Change of Control occurs.

     VII.2 Default Remedies. Upon the occurrence and during the continuance of an Event of Default, Lender may declare the Commitment to be terminated and/or declare the entire principal and all interest accrued on the Note to be, and the Note, together with all Obligations, shall thereupon become, forthwith due and payable, without any presentment, demand, protest, notice of protest and nonpayment, notice of acceleration or of intent to accelerate or other notice of any kind, all of which hereby are expressly waived. Notwithstanding the foregoing, if an Event of Default specified in Subsections 7.1 (f)(i), (ii) or
(iii) above occurs with respect to Borrower, the Commitment shall automatically and immediately terminate and the Note and all other Obligations shall become automatically and immediately due and payable, both as to principal and interest, without any action by Lender and without presentment, demand, protest, notice of protest and nonpayment, notice of acceleration or of intent to accelerate, or any other notice of any kind, all of which are hereby expressly waived, anything contained herein, in the Note to the contrary notwithstanding.

                                      VIII

                                 INDEMNIFICATION

     VIII.1 Indemnification. Borrower agrees to indemnify Lender and each director, officer, agent, attorney, employee, representative and Affiliate of Lender (each an "Indemnified Party"), upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this Section 8.1 collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against any Indemnified Party growing out of, resulting from or in any other way associated with any of the Mortgage Collateral, the Loan Documents, and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Related Person).

         THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED IN WHOLE OR PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY SUCH INDEMNIFIED PARTY,

provided only that such indemnified party shall be not entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct. All amounts payable by Borrower shall be immediately due upon Lender's request for the payment thereof.

     VIII.2 Limitation of Liability. None of Lender, its directors, officers, agents, attorneys, employees, representatives or affiliates shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement. THE FOREGOING EXCULPATION SHALL APPLY TO ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY SUCH PERSON, PROVIDED THAT SUCH PERSON SHALL BE LIABLE FOR ITS OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                                       IX

                                  MISCELLANEOUS

     IX.1 Notices. Any notice or request required or permitted to be given under or in connection with this Agreement, the Note or the other Loan Documents (except as may otherwise be expressly required therein) shall be in writing and shall be mailed by first class or express mail, postage prepaid, or sent by telex, telegram, telecopy or other similar form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent or delivered to the parties hereto at their respective addresses as follows:

     Borrower:          Family Lending Services, Inc.
                        18581 Teller Avenue, Suite 100
                        Irvine, California  92612
                        Attention:  Richard Ambrose
                        FAX: 949.724.7888
                        TEL: 949.724.7805

     with a copy to:    Standard Pacific Corporation
                        15326 Alton Parkway
                        Irvine, California  92618
                        Attention:  Clay Halvorsen
                        FAX: 949.789.1609
                        TEL: 949.789.1600

     Lender:            Guaranty Bank
                        8333 Douglas Avenue
                        Dallas, Texas  75225
                        Attention:  Clay Carter
                        FAX: 214.360.1660
                        TEL: 214.360.1976

or at such other addresses or to such individual's or department's attention as any party may have furnished the other party in writing. Any communication so addressed and mailed shall be deemed to be given when so mailed, except that Borrowing Requests, and communications related thereto shall not be effective until actually received by Lender or Borrower, as the case may be; and any notice so sent by rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, an authorized officer of Borrower or Lender, as the case may be.

     IX.2 Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Security Instruments, the Note, or any other Loan Document, nor consent to any departure by any Related Person from the terms thereof, shall in any event be effective unless the same shall be in writing and signed by (i) if such party is Borrower, by Borrower and (ii) if such party is Lender, by Lender.

     IX.3 CHOICE OF LAW; VENUE. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS. ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED IN THE APPLICABLE STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS. THIS AGREEMENT IS PERFORMABLE IN DALLAS COUNTY, TEXAS AND THE PARTIES HERETO WAIVE ANY RIGHT THEY MAY HAVE TO BE SUED ELSEWHERE. THE PARTIES HERETO CONSENT TO PERSONAL JURISDICTION IN DALLAS COUNTY, TEXAS. Section 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving triparty accounts) shall not apply to this Agreement or the other Loan Documents.

     IX.4 Invalidity. In the event that any one or more of the provisions contained in the Note, this Agreement or any other Loan Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of such document.

     IX.5 Survival of Agreements. All covenants and agreements herein and in any other Loan Document not fully performed before the date hereof or the date thereof, and all representations and warranties herein or therein, shall survive until payment in full of the Obligations and termination of the Commitment.

     IX.6 Renewal, Extension or Rearrangement. All provisions of this Agreement and of the other Loan Documents shall apply with equal force and effect to each promissory note hereafter executed which in whole or in part represents a renewal, extension for any period, increase or rearrangement of any part of the Obligations originally represented by the Note or of any part of such other Obligations.

     IX.7 Waivers. No course of dealing on the part of Lender, or any of its officers, employees, consultants or agents, nor any failure or delay by Lender with respect to exercising any right, power or privilege of Lender under the Note, this Agreement or any other Loan Document shall operate as a waiver thereof, except as otherwise provided in Section 9.2 hereof.

     IX.8 Cumulative Rights. The rights and remedies of Lender under the Note, this Agreement, and any other Loan Document shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     IX.9 Limitation on Interest. Lender, each Related Person and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither each Related Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable Law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at Lender's or such holder's option, promptly returned to each Related Person or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, Lender and each Related Persons (and any other payors thereof) shall to the greatest extent permitted under applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully charge the maximum amount of interest permitted under applicable Law. In the event applicable Law provides for an interest ceiling under Section 303 of the Texas Finance Code, that ceiling shall be the weekly ceiling.

     IX.10 Bank Accounts; Offset. To secure the repayment of the Obligations each Related Person hereby grants to Lender and to each financial institution which hereafter acquires a participation or other interest in the Loans or Note (in this section called a "Participant") a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of Lender or any Participant at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of any Related Person now or hereafter held or received by or in transit to Lender, any Lender or Participant from or for the account of any Related Person, whether for safekeeping, custody pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of any Related Person with Lender or any Participant, and (c) any other credits and claims of any Related Person at any time existing against Lender, any Lender or Participant, including claims under certificates of deposit. Upon the occurrence of any Default, each of Lender and Participants is hereby authorized to foreclose upon, offset, appropriate, and apply, at any time and from time to time, without notice to Borrower, any and all items hereinabove referred to against the Obligations then due and payable.

     IX.11 Assignments, Participations.

     (a) Assignments. Lender shall have the right to sell, assign or transfer all or any part of Note, Loans and rights and the associated rights and obligations under all Loan Documents to one or more financial institutions, with minimum assets of $500,000,000, and the assignee, transferee or recipient shall have, to the extent of such sale, assignment, or transfer, the same rights, benefits and obligations of Lender. Within five (5) Business Days after any such assignment, the assignee shall notify Borrower of the outstanding principal balance of the Note payable to assignee and Borrower shall execute and deliver to assignee a new Note evidencing such assignee's assigned Loans and, if the assignor Lender has retained a portion of its Loans, replacement Note in the principal amount of the Loans retained by the assignor Lender (such Note to be in exchange for, but not in payment of, the Note held by such Lender).

     (b) Participations. Lender shall have the right to grant participations in all or any part of the Note, Loans and the associated rights and obligations under all Loan Documents to one or more financial institutions with minimum assets of $500,000,000.

     (c) Distribution of Information. It is understood and agreed that Lender may provide to assignees and participants and prospective assignees and participants financial information and reports and data concerning Borrower's properties and operations which was provided to Lender pursuant to this Agreement, so long as such actual or prospective Assignee or participant agrees to hold all such information, reports, and data confidential pursuant to the terms set forth in Section

     IX.12 Exhibits. The exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

     IX.13 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

     IX.14 Confidentiality. Lender agrees to keep confidential any information furnished or made available to it by any Related Person pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent Lender from disclosing such information (a) to any officer, director, employee, agent, or advisor of Lender or Affiliate of Lender, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any tribunal, (f) that is or becomes available to the public or that is or becomes available to Lender other than as a result of a disclosure by Lender prohibited by this Agreement,
(g) in connection with any litigation to which such Lender or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any right or remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this section, to any actual or proposed participant or assignee.

     IX.15 Counterparts. This Agreement may be executed in counterparts, and it shall not be necessary that the signatures of both of the parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument. This Agreement may be duly executed by facsimile or other electronic transmission.

     IX.16 ENTIRE AGREEMENT. THE NOTE, THIS AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     IX.17 Termination; Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a notice delivered to Lender to terminate this Agreement. Upon receipt by Lender of such a notice, if no Obligations are then owing, this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Person in any Loan Documents, any Obligations, and any obligations which any Person may have to indemnify or compensate Lender shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Lender shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents.

     IX.18 Joint and Several Liability. All obligations which are incurred by two or more Related Persons shall be their joint and several obligations and liabilities.

     IX.19 Disclosures. Lender may disclose to, and exchange and discuss with, any other Person any information concerning the Collateral or Borrower or any Subsidiary (whether received by Lender or any other Person) for the purpose of
(a) complying with Governmental Requirements or any legal proceedings, (b) protecting or preserving the Collateral, (c) protecting, preserving, exercising or enforcing any of their rights in, under or related to the Collateral or the Loan Documents, (d) performing any of their obligations under or related to the Loan Documents, or (e) consulting with respect to any of the foregoing matters.

     IX.20 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS.

     IX.21 CONSEQUENTIAL DAMAGES. NEITHER BORROWER, NOR LENDER SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND EACH SUCH PERSON HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE EACH OTHER SUCH PERSON FOR, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY SUCH OTHER PERSON IN CONNECTION WITH ANY CLAIM RELATED TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREIN.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.


BORROWER:                         FAMILY LENDING SERVICES, INC.



                                  By:___________________________________________
                                     Name:
                                     Title:



LENDER:                           GUARANTY BANK



                                  By:___________________________________________
                                     Carolyn Eskridge
                                     Senior Vice President